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                                                                       EXHIBIT 5


              [LETTERHEAD OF ARIAS, FABREGA & FABREGA APPEARS HERE]


                                   May 8, 2002


Willbros Group, Inc.
Plaza 2000 Building
50th Street, 8th Floor
Apartado 6307
Panama 5, Republic of Panama

         Re:   Willbros Group, Inc.
               Registration Statement on Form S-3

Gentlemen:

         We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "462(b) Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of an additional seven hundred and forty-one thousand seven hundred and fifty (741,750) shares of the Company's common stock, par value $.05 per share (the "Additional Shares"), of which (i) six hundred and forty-five thousand (645,000) shares will be sold by the Company and (ii) up to ninety-six thousand seven hundred and fifty (96,750) shares will be sold by the Company subject to an over-allotment option granted by the Company to the underwriters offering the Additional Shares. The Additional Shares are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, certain selling stockholders of the Company and CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., D.A. Davidson & Co., Frost Securities, Inc. and Morgan Keegan & Company, Inc. as the managing underwriters. The 462(b) Registration Statement covering the offer and sale of the Additional Shares is being filed with the Commission in connection with the proposed public offering described in the Company's Registration Statement on Form S-3 (File No. 333-83150) filed with the Commission on February 21, 2002, as amended by Amendment No. 1 thereto filed on April 3, 2002, Amendment No. 2 thereto filed on April 22, 2002, Amendment No. 3 thereto filed on April 26, 2002, and Amendment No. 4 thereto filed on May 8, 2002, and declared effective by the Commission on May 8, 2002.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all

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ARIAS, FABREGA & FABREGA

Willbros Group, Inc.
May 8, 2002
Page 3


signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies were made.

         Based on the foregoing, we are of the opinion that the Additional Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

         We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm in the 462(b) Registration Statement and the Prospectus covering the Additional Shares constituting a part thereof under the captions "Material United States Federal and Panamanian Income Tax Consequences," "Legal Matters," "Enforceability of Civil Liabilities Under the Federal Securities Laws" and "Item 15 - Indemnification of Directors and Officers."

                                        Very truly yours,

                                        ARIAS, FABREGA & FABREGA

                                        /s/  Francisco Arias G.

                                        Francisco Arias G.